Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

•   Warrior Gas Co., a Texas corporation, which has a wholly owned subsidiary, Clajon Industrial Gas, Inc., a Texas corporation

•   Clayton Williams Trading Company, a Texas corporation

•   Clayton Williams Venezuela, Inc., a Delaware corporation

•   CWEI Acquisitions, Inc., a Delaware corporation

•   Clayton Williams Pipeline Corporation (formerly Clayton Williams Midland, Inc.), a Delaware corporation

•   CWEI Romere Pass Acquisition Corp., a Delaware corporation, which is the sole member of Romere Pass Acquisition, L.L.C. (formerly Romere Pass Acquisition Corp.)

•   Warrior Mississippi Corporation, a Delaware corporation

•   Southwest Royalties, Inc., a Delaware corporation, which has three wholly owned subsidiaries, Blue Heel Company, a Delaware corporation, Tex-Hal Partners, Inc., a Delaware corporation and SWR VPP, LLC, a Texas limited liability company

•   West Coast Energy Properties GP, LLC, a Texas limited liability company

•   Desta Drilling GP, LLC, a Texas limited liability company